EXHIBIT 1.4

ARRAY BIOPHARMA INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 2 TO SALES AGREEMENT

August 3, 2015

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated March 27, 2013, between ARRAY BIOPHARMA INC., a Delaware corporation (the “Company”) and CANTOR FITZGERALD & CO. (the “Agent”), as amended by that certain Amendment No. 1 to Sales Agreement dated August 14, 2014 (collectively, the “Sales Agreement”).  All capitalized terms used in this Amendment No. 2 to Sales Agreement among the Agent and the Company (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Sales Agreement.  The Agent and the Company hereby agree as follows:

A.            Amendment to Sales Agreement.

1.              The third sentence of the first paragraph of Section 1 of the Sales Agreement is amended to read as follows:

“The issuance and sale of Placement Shares through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.”

2.              The following paragraph is inserted prior to the first sentence of Section 6(a) of the Sales Agreement as a new paragraph:

“(a)(i)     With respect to a Registration Statement filed on Form S-3ASR, the Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3ASR under the Securities Act; such Registration Statement has been filed with the Commission and became effective upon filing under Rule 462(e) of the Securities Act; at the time of the initial filing of such Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Placement Shares registered on such

Registration Statement in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Placement Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and the Company has paid or will pay the required Commission filing fees relating to the Placement Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).”

3.              The first two sentences of Section 6(a) of the Sales Agreement are amended to read, and shall be renumbered as a new subparagraph of Section 6(a), as follows:

“(ii)         With respect to a Registration Statement filed on Form S-3, the Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act; and the Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act.”

B.            Reimbursement.  The Company will pay all expenses incident to the performance of its obligations under this Amendment, including the fees and disbursements of the counsel to the Agent, payable upon the execution of this Amendment, in an amount not to exceed $25,000.

C.            No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.            Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

ARRAY BIOPHARMA INC.

By:	/s/ David Horin
Name: David Horin
Title: Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT NO. 2 TO SALES AGREEMENT

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 2 TO SALES AGREEMENT